                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          -----------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          -----------------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                          41-1592157
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national                          Identification No.)
bank)

SIXTH STREET AND MARQUETTE AVENUE
Minneapolis, Minnesota                                       55479
(Address of principal executive offices)                     (Zip code)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
            (Name, address and telephone number of agent for service)

                          -----------------------------

                                  NEWCOR, INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                     38-0865770
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

4850 COOLIDGE, SUITE 100
ROYAL OAK, MICHIGAN                                          48073
(Address of principal executive offices)                     (Zip code)

                          -----------------------------

              $28,000,000 6% SENIOR INCREASING RATE NOTES DUE 2013
                       (Title of the indenture securities)

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
Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, D.C.

                           Federal Deposit Insurance Corporation
                           Washington, D.C.

                           The Board of Governors of the Federal Reserve System Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee. Not applicable.

Item 16.  List of Exhibits.         List below all exhibits filed as a part of
                                    this Statement of Eligibility. Wells Fargo
                                    Bank incorporates by reference into this Form T-1 the exhibits attached hereto.

         Exhibit 1.        a.       A copy of the Articles of Association of the
                                    trustee now in effect.**

         Exhibit 2.        a.       A copy of the certificate of authority of
                                    the trustee to commence business issued June
                                    28, 1872, by the Comptroller of the Currency to The Northwestern National Bank of
                                    Minneapolis.*

                           b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                           c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                           d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                           e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                           f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation effective July 8, 2000 of Norwest Bank Minnesota, National Association with various other banks under the title of "Wells Fargo Bank Minnesota, National Association."***

         Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

         Exhibit 4.        Copy of By-laws of the trustee as now in effect.**

         Exhibit 5.        Not applicable.

         Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

         Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         Exhibit 8.        Not applicable.

         Exhibit 9.        Not applicable.



         * Incorporated by reference to exhibit number 25 filed with registration statement number 33-66026.

         ** Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 99.T3G to the Form T-3 dated July 13, 2000 of GB Property Funding Corp. file number 022-22473.

         *** Incorporated by reference to exhibit number 2f to the trustee's Form T-1 filed as exhibit 25.1 to the Current Report Form 8-K dated September 8, 2000 of NRG Energy Inc. file number 001-15891.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 10th day of January 2003.



                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION

                                            /s/ Timothy P. Mowdy
                                            ---------------------------
                                            Timothy P. Mowdy
                                            Assistant Vice President

                                    EXHIBIT 6



January 10, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                            Very truly yours,

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                            /s/ Timothy P. Mowdy
                                            ---------------------------
                                            Timothy P. Mowdy
                                            Assistant Vice President

                                                                       Exhibit 7

WELLS FARGO BANK MINNESOTA, N.A.                                       FFIEC 031
--------------------------------                                       RC-1
Legal Title of Bank
                                                                          11
MINNEAPOLIS
--------------------------------
City

MN                      55479
--------------------------------
State                   Zip Code

FDIC Certificate Number - 05208

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET

                                                                        Dollar Amounts in Thousands  RCFD    Bil | Mil | Thou
------------------------------------------------------------------------------------------------------------------------------------
 ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
      a. Noninterest-bearing balances and currency and coin (1) ___________________________________  0081      1,654,591        1.a
      b. Interest-bearing balances (2) ____________________________________________________________  0071         53,816        1.b
  2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A) _______________________________  1754              0        2.a
      b. Available-for-sale securities (from Schedule RC-B, column D) _____________________________  1773      1,962,923        2.b
  3. Federal funds sold and securities purchased under agreements to resell:                         RCON
      A. FEDERAL FUNDS SOLD IN DOMESTIC OFFICES ___________________________________________________  B987      7,134,056        3.a
                                                                                                     RCFD
      B. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL (3) ______________________________________  B989        107,600        3.b
  4. Loans and lease financing receivables (from Schedule RC-C):
      a. Loans and leases held for sale ___________________________________________________________  5369     20,359,247        4.a
      b. Loans and leases, net of unearned income _____________________________ B528     19,509,087                             4.b
      c. LESS: Allowance for loan and lease losses _____________________________3123        284,308                             4.c
      d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ______________  B529     19,224,779        4.d
  5. Trading assets (from Schedule RC-D) __________________________________________________________  3545         61,149          5
  6. Premises and fixed assets (including capitalized leases) _____________________________________  2145        158,974          6
  7. Other real estate owned (from Schedule RC-M) _________________________________________________  2150          6,678          7
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) _____  2130              0          8
  9. Customers' liability to this bank on acceptances outstanding _________________________________  2155         13,320          9
10. Intangible assets:
      a. Goodwill _________________________________________________________________________________  3163        343,066       10.a
      b. Other intangible assets (from Schedule RC-M)______________________________________________  0426          8,100       10.b
11. Other assets (from Schedule RC-F) _____________________________________________________________  2160      1,277,180         11
12. Total assets (sum of items 1 through 11) ______________________________________________________  2170     52,365,479         12

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

WELLS FARGO BANK MINNESOTA, N.A.                                       FFIEC 031
--------------------------------                                       RC-1
Legal Title of Bank
                                                                          12

FDIC Certificate Number - 05208

SCHEDULE RC -- CONTINUED


                                                                             Dollar Amounts in Thousands          Bil | Mil | Thou
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                          RCON
          part I) _________________________________________________________________________________         2200  29,233,707    13.a
          (1) Noninterest-bearing (1) __________________________________________________  6631  17,585,834                    13.a.1
          (2) Interest-bearing _________________________________________________________  6636  11,647,873                    13.a.2
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                      RCFN
          (from Schedule RC-E, part II) ___________________________________________________________         2200   5,929,445    13.b
          (1) Noninterest-bearing _____________________________________________________   6631       8,321                    13.b.1
          (2) Interest-bearing ________________________________________________________   6636   5,921,124                    13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:                             RCON
      A. FEDERAL FUNDS PURCHASED IN DOMESTIC OFFICES (2) __________________________________________         B993   1,466,206    14.a
                                                                                                            RCFD

      B. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (3) _______________________________________         B995   2,660,105    14.b
15. Trading liabilities (from Schedule RC-D) ______________________________________________________         3548      56,470      15
16. Other borrowed money (includes mortgage indebtedness and obligations
      under capitalized leases) (from Schedule RC-M) ______________________________________________         3190   8,223,043      16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ______________________________________         2920      13,320      18
19. Subordinated notes and debentures(4) __________________________________________________________         3200           0      19
20. Other liabilities (from Schedule RC-G) ________________________________________________________         2930     740,177      20
21. Total liabilities (sum of items 13 through 20) ________________________________________________         2948  48,322,473      21
22. Minority interest in consolidated subsidiaries ________________________________________________         3000           0      22

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus _________________________________________________         3838           0      23
24. Common stock ______________________________________________________________________________             3230     100,000      24
25. Surplus (exclude all surplus related to preferred stock) ______________________________________         3839   2,133,596      25
26. a. Retained earnings __________________________________________________________________________         3632   1,743,721    26.a
      b. Accumulated other comprehensive income (5) _______________________________________________         B530      65,689    26.b
27. Other equity capital components (6) ___________________________________________________________         A130           0      27
28. Total equity capital (sum of items 23 through 27) _____________________________________________         3210   4,043,006      28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28) ________         3300  52,365,479      29

Memorandum

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

 1.  Indicate in the box at the right the number of the statement below that best describes the
      most comprehensive level of auditing work performed for the bank by independent external              RCFD    NUMBER
      auditors as of any date during 2001 _________________________________________________________         6724       N/A      M. 1

1  =   Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2  =   Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3  =   Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4  =   Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5  =   Directors' examination of the bank performed by other external auditors
       (may be required by state chartering authority)

6  =   Review of the bank's financial statements by external auditors

7  =   Compilation of the bank's financial statements by external auditors

8  =   Other audit procedures (excluding tax preparation work)

9  =   No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."

(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS IN DOMESTIC AND FOREIGN OFFICES, REGARDLESS OF MATURITY.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.